UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2015, Rice Energy Inc. (the “Company”) entered into a Limited Consent and Second Amendment (the “Second Amendment”) to its Third Amended and Restated Credit Agreement, among the Company, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Credit Agreement”). The Second Amendment, among other items, increased the borrowing sublimit for letters of credit from $100 million to $175 million and provided a limited consent by the lenders to certain hedging agreements entered into by the Company with respect to calendar months of 2015 exceeding maximum notional volume limitations contained in the Credit Agreement.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Second Amendment is incorporated herein by reference.

Item 8.01	Other Events.

On January 29, 2014, the Company completed its initial public offering (the “IPO”), and in connection with the closing of the IPO, the Company completed its acquisition (the “Marcellus JV Buy-In”) of Foundation PA Coal Company, LLC’s (“Alpha Holdings”) 50% interest in Alpha Shale Resources, LP in exchange for total consideration of $322 million, consisting of $100 million of cash, which was funded with a portion of the net proceeds of the IPO, and its issuance to Alpha Holdings of 9,523,810 shares of common stock. The audited financial statements of Alpha Shale Resources, LP as of and for the years ended December 31, 2012 and 2013 and unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2013 of the Company to give effect to the Marcellus JV Buy-In and other formation were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Company is filing this Current Report on Form 8-K to provide updated unaudited pro forma condensed consolidated statements of operations of Rice Energy Inc., including for the nine months ended September 30, 2014, and the notes thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 6, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto.

99.1	Unaudited pro forma condensed consolidated statements of operations of Rice Energy Inc. for the year ended December 31, 2013 and the nine months ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: February 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 6, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto.

99.1	Unaudited pro forma condensed consolidated statements of operations of Rice Energy Inc. for the year ended December 31, 2013 and the nine months ended September 30, 2014.